UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2026

JASPER THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39138	84-2984849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Bridge Pkwy Suite #102 Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

(650) 549-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 7, 2026, Jasper Therapeutics, Inc. (the “Company”) issued a press release announcing that it has commenced an offer to each holder of its outstanding warrants to purchase shares of its common stock, par value $0.0001 per share (the “Common Stock”), that were issued in the Company’s underwritten public offering on September 18, 2025 (the “Warrants”). Under the offer, each holder may receive $0.324 in cash, without interest, for each outstanding Warrant the holder tenders (the “Offer”). Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $2.92, subject to adjustment. As of October 6, 2026, 12,345,707 Warrants were outstanding.

The Offer is made only on the terms and conditions set out in an Offer to Purchase, dated October 7, 2026, and other related offering materials that are being distributed to holders of the Warrants. The Offer will be open until one minute after 11:59 p.m., Eastern Time, on November 6, 2026, or any later date to which the Company may extend it. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 7, 2026.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: October 7, 2026	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer

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